Exhibit 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Reschedules Fourth-Quarter 2020 Earnings Release and Conference Call
TULSA, OK - February 16, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced it is rescheduling the release of its fourth-quarter 2020 financial and operating results and conference call due to the impacts of severe winter weather in Oklahoma and Texas. The resulting hazardous travel conditions and power outages are impacting both field and corporate operations and the ability of Laredo’s team members to work safely.
The new release date is after the market close on Monday, February 22, 2021, and the conference call will be on Tuesday, February 23, 2021, at 7:30 a.m. CT. To participate on the call, dial 877.930.8286 (international dial-in 253.336.8309), using conference code 7561618 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations."
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

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Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com